UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1845 Walnut Street, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (215) 569-9900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on July 29, 2014 (the "Meeting"), the following matters were submitted to a vote of our stockholders: (1) election of a board of seven directors; (2) a proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015; and (3) a proposal to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2014.

The election of directors was determined by a plurality of the votes cast at the Meeting. The table below reflects the results of the vote for each of the seven nominees, each of whom was elected at the Meeting to serve on our board of directors until our 2015 annual meeting of stockholders and until the election and qualification of his or her successor.

Nominee Name	For	Withheld	Broker Non-Votes
Scott A. Beaumont	7,876,235	224,341	628,241
James H. Bromley	7,655,448	445,128	628,241
Robert E. Chappell	7,878,625	221,951	628,241
Jack Farber	7,821,882	278,694	628,241
Elam M. Hitchner, III	3,851,127	4,249,449	628,241
Rebecca C. Matthias	7,872,413	228,163	628,241
Christopher J. Munyan	7,851,555	249,021	628,241

Our stockholders voted to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2015. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,563,030	158,850	6,937	—

Our stockholders voted to approve, on an advisory basis, the compensation paid to our named executive officers for the fiscal year ended March 31, 2014. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
7,965,161	83,384	52,028	628,244

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Human Resources and General Counsel

Date:	August 1, 2014

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